Exhibit 3.1

BLACK CREEK INDUSTRIAL REIT IV INC.

ARTICLES OF AMENDMENT

Black Creek Industrial REIT IV Inc., a Maryland corporation (the “Corporation”), hereby certifies to the State Department of Assessments and Taxation of Maryland (the “Department”) that:

FIRST: Section 12.2 of Article XII of the Third Articles of Amendment and Restatement of the Corporation (the “Charter”) is hereby amended by replacing the first clause of the sentence in that section before the start of subsection (a) in its entirety with the following:

“Subject to the mandatory provisions of any applicable laws or regulations, the holders of Common Shares shall be entitled to vote only on the following matters:”

SECOND: The amendment to the Charter as set forth above has been duly advised by the Board of Directors of the Corporation and approved by the stockholders of the Corporation entitled to vote thereon as required by law.

THIRD: The undersigned Managing Director, Co-President of the Corporation acknowledges these Articles of Amendment to be the corporate act of the Corporation and, as to all matters or facts required to be verified under oath, the undersigned Managing Director, Co-President of the Corporation acknowledges that to the best of his knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties for perjury.

FOURTH: Except as amended hereby, the rest and remainder of the Charter shall be and remains in full force and effect.

IN WITNESS WHEREOF, the Corporation has caused these Articles of Amendment to be signed in its name and on its behalf by its Managing Director, Co-President and attested by its Managing Director, Chief Legal Officer, Secretary and General Counsel this 4th day of August, 2020.

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ATTEST:		BLACK CREEK INDUSTRIAL REIT IV INC.

By:	/s/ JOSHUA J. WIDOFF	By:	/s/ JEFFREY W. TAYLOR
Name:	Joshua J. Widoff	Name:	Jeffrey W. Taylor
Title:	Managing Director, Chief Legal Officer, Secretary and General Counsel	Title:	Managing Director, Co-President